                                                                   EXHIBIT 23-15







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated February 11, 2003 (February 28, 2003 as to Note 21 and March 12, 2003 as to Note 22) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and energy trading contracts in 2002 and derivative instruments and hedging activities in
2001), appearing in the Annual Report on Form 10-K of DTE Energy Company for the year ended December 31, 2002 in the following registration statements:



                                REGISTRATION
FORM                               NUMBER
Form S-3                          333-99955
Form S-4                           33-57545
Form S-4                          383-89175
Form S-8                          333-61992
Form S-8                          333-62192
Form S-8                          333-00023
Form S-8                          333-47247




Detroit, Michigan
March 20, 2003